Exhibit 32.1

Woodward, Inc.

Section 1350 certifications

We hereby certify, pursuant to 18 U.S.C. Section 1350, that the accompanying Quarterly Report on Form 10-Q for the period ended December 31, 2019 (the “Quarterly Report”), of Woodward, Inc., fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Woodward, Inc.

Date:	February 10, 2020	/s/ Thomas A. Gendron Thomas A. Gendron Chairman of the Board, Chief Executive Officer, and President
Date:	February 10, 2020	/s/ Jonathan W. Thayer Jonathan W. Thayer Vice Chairman, Corporate Operations, and Chief Financial Officer

A signed original of this written statement required by Rule 13a-14(b)/15d-14(b) and 18 U.S.C. Section 1350, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to Woodward and will be retained by Woodward and furnished to the Securities and Exchange Commission or its staff upon request.